INDUSTRIAL REAL ESTATE LEASE (NET)

BY AND BETWEEN

SRC SPENCER, LLC,
a Nevada limited liability company

“LANDLORD”

AND

GALAXY GAMING INC., a Nevada corporation

“TENANT”

“Spencer Street Facility”

TABLE OF CONTENTS

1	Terms and Definitions	1
2	Premises	3
3	Term	3
4	Possession	3
5	Basic Rent	3
6	Additional Rent	4
7	Security Deposit	5
8	Use	6
9	Payments and Notices	6
10	Brokers	7
11	Holding Over	7
12	Taxes on Tenant’s Property	7
13	Condition of Premises	8
14	Alterations	8
15	Condition, Repair, Replacement and Maintenance of the Premises.	10
16	Liens	12
17	Entry by Landlord	12
18	Utilities	13
19	Indemnification	13
20	Hazardous Materials	14
21	Insurance.	17
22	Damage or Destruction.	19
23	Eminent Domain	21
24	Bankruptcy	21
25	Defaults and Remedies	22
26	Assignment and Subletting	23
27	Quiet Enjoyment	25

28	Subordination	25
29	Estoppel Certificate	25
30	Rules and Regulations	26
31	Choice of Law	26
32	Successors and Assigns	26
33	Surrender of Premises	26
34	Professional Fees	26
35	Performance by Tenant	26
36	Mortgage and Senior Lessor Protection	27
37	Definition of Landlord	27
38	Waiver	27
39	Identification of Tenant	27
40	Parking and Transportation	28
41	Terms and Headings	28
42	Examination of Lease; Counterparts	28
43	Time	28
44	Prior Agreement; Amendments	28
45	Severability	28
46	Recording	28
47	Limitation on Liability	29
48	Riders	29
49	Signs	29
50	Modification for Lender	29
51	Accord and Satisfaction	29
52	Intentionally Omitted	29
53	Tenant as Corporation	29
54	No Partnership or Joint Venture	30
55	Option to Extend	30

56	Signage	32
57	Option to Terminate Lease	33
58	Right of First Refusal to Purchase	34
59	Tenant Improvements	34
60	Waiver of Jury Trial	36

LIST OF EXHIBITS

Exhibit

“A” Legal Description of Premises

“B” Sample Form of Tenant Estoppel Certificate

“C” Form of Disbursement Agreement

INDUSTRIAL REAL ESTATE LEASE (NET)

THIS INDUSTRIAL REAL ESTATE LEASE (NET) (the “Lease”) is made as of the 24th day of February 2014, by and between Landlord and Tenant.

WITNESSETH:

1.                  Terms and Definitions.

For the purposes of this Lease, the following terms shall have the following definitions and meanings:

(a)                 Landlord: SRC Spencer, LLC, a Nevada limited liability company

(b) Landlord’s Address:

7912 West Sahara,
Las Vegas, NV 89117
Attn: Steven R. Campbell

(c)                 Tenant:

Galaxy Gaming Inc., a Nevada corporation

(d)                 Tenant’s Address:

Galaxy Gaming Inc.
6767 Spencer Street
Las Vegas, NV 89119
Telephone: (702) 939-3254
Facsimile: (702) 939-3255

Attn: General Counsel

(e)                 Premises Address: 6767 Spencer Street, Las Vegas, NV 89119.

(f)                  Premises: Those certain premises defined in Paragraph 2 herein below.

(g)                 Term: Commencement Date through Expiration Date, subject to the terms of this Lease.

(h)                 Commencement Date: April 1, 2014

(i)                   Expiration Date: June 30, 2019.

(j)                  Basic Rent:

Period	Basic Rent (Monthly)
Commencement Date – 6/30/15	$16,996.70*
7/1/15 – 6/30/16	$17,725.13
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7/1/16 – 6/30/17	$18,453.56
7/1/17 – 6/30/18	$19,181.99
7/1/18 – 6/30/19	$19,910.42
*. Notwithstanding anything to the contrary contained in this Lease, provided that Tenant is not then in default beyond any applicable notice or cure periods under this Lease, Landlord hereby agrees to fully abate Tenant’s obligation to pay Monthly Basic Rental for each of the first (1st), second (2nd), and third (3rd) full calendar months of the initial Term During such abatement periods, Tenant shall remain responsible for the payment of all of its other monetary obligations under this Lease. However, in the event of a default by Tenant under the terms of this Lease which results in early termination pursuant to the provisions of Section 25 hereof, then as a part of the recovery set forth in Section 25 hereof, Landlord shall be entitled to the recovery of the unamortized Basic Rent that was previously abated under the provisions of this Section 1(j) with such amortization calculated on a straight line basis over the initial Term.

(k)                 Permitted Use: Corporate office, showroom and storage.

(l)                   Exhibits: “A” through “B” inclusive, which Exhibits are attached to this Lease and are incorporated herein by this reference.

(m)               Initial Security Deposit: $23,000.00.

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2.                  Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the parcel of real property legally described on Exhibit “A”, and all improvements from time to time located thereon (the “Premises”). The parties hereto agree that said letting and hiring is upon and subject to the terms, covenants and conditions herein set forth and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.

3.                  Term. The Term of this Lease shall be for the period designated in Subparagraph 1(g) commencing on the Commencement Date, and ending on the Expiration Date, unless such Term shall be sooner terminated or extended as hereinafter provided. Upon execution of this Lease by Tenant and Landlord, Landlord will allow Tenant access to the Premises (the “Early Occupancy Date”) in order to install Premises Improvements (subject to the terms of Section 59), fixtures, furnishings and equipment and to otherwise prepare the Premises for Tenant’s occupancy and for Tenant to conduct business; provided that such early entry, use and occupancy shall be subject to all the provisions of this Lease as though the Commencement Date had occurred other than the payment of Basic Rent, including, without limitation, during such period of early entry and occupancy Tenant shall pay all Additional Rent owing pursuant to this Lease, Tenant shall pay for all services and utilities required to be paid by Tenant under this Lease and Tenant shall comply with the insurance requirements of this Lease. Said early possession shall not advance the Expiration Date.

4.                  Possession. Tenant acknowledges that the Premises are in good condition and that it is accepting the Premises “As Is” aside from the warranty as stated in section 15(a). Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant’s business or for any other purpose, nor has Landlord or its agents or employees agreed to undertake any alterations or construct any tenant improvements to the Premises.

5.                  Basic Rent. Tenant agrees to pay Landlord as Basic Rent for the Premises the Basic Rent designated in Subparagraph 1(j) in advance on the first day of each and every calendar month during the Term, except that the first full month’s Basic Rent owing for the fourth (4th) full calendar month of the initial Term shall be paid upon the execution hereof. In the event the Term of this Lease ends on a day other than the first day of a calendar month, then the Basic Rent for such periods shall be prorated in the proportion that the number of days this Lease is in effect during such periods bears to thirty (30), and such rental shall be paid at the commencement of such periods. In addition to said Basic Rent, Tenant agrees to pay the Additional Rent (as hereinafter defined) as and when hereinafter provided in this Lease. Said Basic Rent shall be paid to Landlord, without any prior demand therefor and without any deduction or offset whatsoever, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the address of Landlord designated in Subparagraph 1(b) or to such other person or at such other place as Landlord may from time to time designate in writing.

6.                  Additional Rent. In addition to paying the Basic Rent as provided in Article 5 of this Lease, Tenant shall pay any and all other amounts payable by Tenant pursuant to the terms of this Lease, including, without limitation, payments for repairs (collectively, the “Additional Rent”). The Basic Rent and the Additional Rent are sometimes herein collectively referred to as “Rent.” Without limitation on any other obligations of Tenant which survive the expiration of the Term, the obligations of Tenant to pay Additional Rent which accrues during the Term shall survive the expiration of the Term. Landlord and Tenant acknowledge that it is their intent and agreement that this Lease be a “TRIPLE NET” lease and that as such, the provisions contained in this Lease are intended to pass on to Tenant or reimburse Landlord for all costs and expenses associated with this Lease and the Premises, and Tenant’s operation therefrom, including without limitation, all Real Property Taxes, expenses, costs and amounts of every kind and nature which Landlord pays or accrues during the Term (as the same may be extended) because of or in connection with the ownership, management, maintenance, security, repair, replacement, renovation, restoration or operation of the Premises, or any portion thereof, in accordance with sound real estate management and accounting practices, consistently applied. To the extent such costs and expenses payable by Tenant cannot be charged directly to, and paid by, Tenant, such costs and expenses shall initially be paid by Landlord and thereafter be reimbursed by Tenant. As used herein, the term “Real Property Taxes” shall include any form of assessment, license fee, license tax, business license fee, commercial rental tax, levy, charge, penalty, tax or similar imposition

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imposed by any authority having the direct power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, as against any legal or equitable interest of Landlord in the Premises to the extent assessed and/or accruing after the Commencement Date, including, but not limited to, the following:

(i) any tax on Landlord’s “right” to rent or “right” to other income from the Premises or as against Landlord’s business of leasing the Premises to the extent assessed and/or accruing after the Commencement Date;

(ii) any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of Real Property Taxes, recognizing that Real Property Taxes shall also include any governmental or private assessments or contributions towards a governmental or private cost/sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies to the extent assessed and/or accruing after the Commencement Date, and it is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies and charges be included within the definition of Real Property Taxes for the purposes of this Lease, including, without limitation, those calculated to increase tax increments to governmental agencies or to pay for such services as fire protection, street, sidewalk and road maintenance, refuse removal or other governmental services which may have been formerly provided without charge to property owners or occupants; any government or private assessment or contributions towards a government or private/cost sharing agreement as stated in this section 6(ii) shall be paid by the Landlord and then passed through to the to the Tenant as additional rent after being prorated to the Lease term and amortized throughout the remaining life of the lease.

(iii) any assessment, tax, fee, levy or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the State, city or federal government, or any political subdivision thereof, with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof to the extent assessed and/or accruing after the Commencement Date;

(iv) any assessment, tax, fee, levy or charge upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises to the extent assessed and/or accruing after the Commencement Date; or

(v) any assessment, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Premises are a part to the extent assessed and/or accruing after the Commencement Date.

Notwithstanding any provision of this Paragraph 6 to the contrary, Real Property Taxes shall not include Landlord’s federal or state income, franchise, inheritance or estate taxes.

Notwithstanding any provision of this Paragraph 6 to the contrary, any increases in controllable operating expense (specifically excluding insurance premiums, Real Property Taxes, costs of utilities and costs imposed upon the Premises by any recorded CC&Rs and agreements recorded against the Premises) will be capped at three (3%) percent annually, on a collective and not a per-item basis.

7.                  Security Deposit. Upon execution of this Lease, Tenant shall deposit with Landlord a cash security deposit (the “Security Deposit”) in the amount of the Initial Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of rental or a measure of damages caused by Tenant in case of default by Tenant. Landlord may commingle the Security Deposit with Landlord’s other funds. Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearage of Rent or to satisfy any other covenant or obligation of Tenant hereunder. Following any such application of the Security Deposit Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security

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Deposit to its original amount. If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant. If Landlord transfers its interest in the Premises during the Term of this Lease (including extensions), Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of such Security Deposit to Tenant.

8.                  Use. Tenant shall use the Premises for the use specified in Subparagraph 1(k), and shall not use or permit the Premises to be used for any other purpose. Tenant shall not use or occupy the Premises in violation of such Rules and Regulations as Landlord may from time to time reasonably adopt for the safety, care and cleanliness of the Premises or of any recorded covenants, conditions and restrictions (“CC&Rs”) affecting the Premises or of any law or of the Certificate of Occupancy issued for the Premises including, without limitation, the Americans With Disabilities Act, 104 Stat. 327, 42 United States Code § 12101, et. seq., as amended from time to time (the “ADA”), and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is in violation of any CC&Rs or is declared by any governmental authority having jurisdiction to be a violation of any law or of said Certificate of Occupancy. Tenant shall make such repairs or alterations to the Premises as may be required to comply with the ADA during the Term, and as a condition to effective vacation of the Premises. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Premises. Tenant shall comply with any direction of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant’s use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or any other insurance policy covering the Premises and/or property located therein and shall comply with all rules, orders, regulations and requirements of the any applicable fire rating bureau or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord as Additional Rent for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Paragraph 8. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not place a load upon the Premises exceeding the average pounds of live load per square foot of floor area specified for the Premises by Landlord’s architect, with the partitions to be considered part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

9.                  Payments and Notices.

(a)                 All Rents and other sums payable by Tenant to Landlord hereunder shall be paid to Landlord at the address designated by Landlord in Subparagraph 1(b) above or at such other places as Landlord may hereafter designate in writing. Any notice required or permitted to be given hereunder must be in writing and may be given by personal delivery or by mail, and if given by mail shall be deemed sufficiently given if sent by registered or certified mail addressed to Tenant at the address designated in Subparagraph 1(d) or to Landlord at both of the addressees designated in Subparagraph 1(b). Either party may by written notice to the other specify a different address for notice purposes. If more than one person or entity constitutes the “Tenant” under this Lease, service of any notice upon any one of said person or entities shall be deemed as service upon all of said persons or entities.

(b)                 Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any monthly installment of Basic Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten (10) days after notice thereof by Landlord, Tenant shall pay to Landlord, as Additional Rent, the sum of five percent (5%) of the overdue amount as a late charge. Such overdue amount shall also bear interest, as Additional Rent, at nine percent (9%) per annum calculated, as appropriate, from the date either (a) the monthly installment of Basic Rent is due, or (b) of receipt of said notice, until the date of payment to Landlord. Landlord’s acceptance of any late charge or interest shall not constitute a waiver of Tenant’s default with respect to the overdue

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amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. If the interest rate specified in this Lease is higher than the maximum rate permitted by applicable law, such interest rate is hereby reduced to such maximum interest rate permitted by applicable law.

10.              Brokers. Tenant represents and warrants to Landlord, that other than MDL Group, no broker, leasing agent or finder has been engaged by it in connection with any of the transactions contemplated by this Lease, or to its knowledge is in anyway connected with any of such transactions. In the event of any claims for brokers’ or finders’ fees or commissions in connection with the negotiation, execution or consummation of this Lease other than MDL Group, Tenant shall indemnify, save harmless and defend Landlord from and against such claims.

11.              Holding Over. If Tenant holds over after the expiration or earlier termination of the Term hereof without the express, written consent of Landlord, Tenant shall become a tenant at sufferance only, at a rental rate equal to one hundred and twenty-five percent (125%) of the Basic Rent which would be applicable to the Premises upon the date of such expiration, and otherwise subject to the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a holdover hereunder or result in a renewal. The foregoing provisions of this Paragraph 11 are in addition to and do not affect Landlord’s right of re-entry or any rights of Landlord hereunder or as otherwise provided by law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease despite demand to do so by Landlord; Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

12.              Taxes on Tenant’s Property. Tenant shall be liable for and shall pay at least ten (10) days before delinquency, taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises whether prior to or after the Commencement Date. If an such taxes on Tenant’s personal property or trade fixtures are levied against Landlord or Landlord’s property or if the assessed value of the Premises is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant and if Landlord, after written notice to Tenant, pays the taxes based upon such increased assessments which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes levied against Landlord, or the proportion of such taxes resulting from such increase in the assessment, provided that in any such event, at Tenant’s sole cost and expense, Tenant shall have the right, in the name of Landlord and with Landlord’s full cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes so paid under protest, any amount so recovered to belong to Tenant.

13.              Condition of Premises. Tenant acknowledges that neither Landlord nor its agents or employees have made any representations or warranties as to the compliance or lack of compliance of the Premises with applicable laws.

14.              Alterations(a)Tenant may, at any time and from time to time during the Term of this Lease but subject to Landlord’s approval pursuant to Subparagraph 14(b), at its sole cost and expense, make alterations, additions, installations, substitutions, improvements and decorations (hereinafter collectively called (“Changes”) in and to the Premises, excluding structural changes, on the following conditions, and providing such Changes will not result in a violation of or require a change in the Certificate of Occupant (or its equivalent) applicable to the Premises:

(i)                   The outside appearance, character or use of the Premises shall not be affected, and no Changes shall weaken or impair the structural strength or, in the sole opinion of Landlord, lessen the value of the Premises or create the potential for unusual expenses to be incurred upon the removal of Changes and the restoration of the Premises upon the termination of this Lease.

(ii)                 The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Premises (“Service Facilities”) shall not be adversely affected and there shall be no construction which might interfere with Landlord’s free access to the Service Facilities.

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(iii)                In performing the work involved in making such Changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Paragraph 14.

(iv)               All work shall be done at such times and in such manner as Landlord from time to time may reasonably designate.

(v)                 Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales contracts or chattel mortgages.

(vi)               At the date upon which the Term of this Lease shall end, or the date of any earlier termination of this Lease, Tenant shall on Landlord’s written request restore the Premises to their condition prior to the making of any Changes permitted by this Paragraph 14, reasonable wear and tear excepted.

(b)                 Before proceeding with any Change (exclusive of Changes to items constituting Tenant’s personal property), Tenant shall submit to Landlord, for Landlord’s written approval, plans and specifications, including any applicable mechanical, electrical and plumbing drawings, for the work to be done. Landlord’s approval shall not be unreasonably withheld. If Landlord shall disapprove of any of Tenant’s plans, Tenant shall be advised of the reasons for such disapproval. Landlord’s approval of the plans and specifications shall create no responsibility or liability on the part of landlord for their completeness, design sufficiency, or compliance with applicable laws or regulations. Any Change for which approval has been received shall be performed strictly in accordance with the approved plans and specifications, and no amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Following construction of the work, Tenant shall prepare or cause to be prepared, at Tenant’s expense, a “record set” of as-built plans reflecting the actual construction of the work.

(c)                 After Landlord’s written approval has been sent to Tenant, Tenant shall enter into an agreement for the performance of the work to be done pursuant to this Paragraph 14 with a contractor reasonably approved by Landlord. However, the general contractor shall be required to retain Landlord’s subcontractors for any HVAC, electrical and/or fire/life safety work, if the Landlord’s subcontractors pricing is competitive in the marketplace after a competitive bid process has been completed. All costs and expenses incurred in Changes shall be paid by Tenant within seven (7) days after each billing by any such contractor or contractors. Tenant’s contractors shall obtain on behalf of Tenant and at Tenant’s sole cost and expense, (1) all necessary governmental permits and certificates for the commencement and prosecution of Tenant’s Changes and for final approval thereof upon completion, and (ii) a completion and lien indemnity bond, or other surety, satisfactory to Landlord, for the Changes, in accordance with NRS 108.2403. In the event Tenant shall request any changes in the work to be performed after the submission of the plans referred to in this Paragraph 14, such changes shall be subject to the same approvals and notices as the Changes initially submitted by Tenant.

(d)                 All Changes and the performance thereof shall at all times comply with (i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of any applicable fire rating bureau, or of any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause Changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment at least equal in quality to the original installations of the Premises. Changes shall be performed in such manner as not to delay or impose any additional expense upon Landlord in construction, maintenance or operation of the Premises, and shall be performed by contractors or mechanics approved by Landlord pursuant to this Paragraph 14, who shall coordinate their work in cooperation with any other work being performed by Landlord with respect to the Premises. Throughout the performance of Changes, Tenant, at its expense, shall carry, or cause to be carried, worker’s compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Premises, of which Landlord and its managing agent shall be named as additional parties insured, in such limits as Landlord may reasonably prescribe. Such policies shall comply with Paragraph 21(b) hereof.

(e)                 Tenant further covenants and agrees that any mechanic’s lien filed against the Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. All

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alterations, decorations, additions or improvements upon the Premises, by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall, unless Landlord elects otherwise, become the property of Landlord, and shall remain upon, and be surrendered with the Premises, as a part thereof, at the end of the Term hereof, except that Landlord may by written notice to Tenant, given at least thirty (30) days prior to the end of the Term, require Tenant to remove all partitions, counters, railings and the like installed by Tenant, and Tenant shall repair any damage to the Premises arising from such removal or, at Landlord’s option, shall pay to the Landlord all of Landlord’s costs of such removal and repair, unless said work was signed off on by the Landlord at the time the work was done and Landlord expressly agreed in writing that such work need not be removed at the expiration of the Lease, in which case the work shall be deemed approved and Tenant will not be required to remove the improvements or pay the Landlord to remove the improvements at the expiration of the Lease.

(f)                  All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the lease Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and store said effects without liability to Tenant for loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal, including court costs and attorney’s fees and storage charges on such effects for any length of time that the same shall be in Landlord’s possession or Landlord may, at its option, without notice, sell said effects, or any of the same, at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of said effects.

(g)                 Nothing contained in this Paragraph 14 shall be deemed to relieve Tenant of any duty, obligation or liability with respect to making any repair, replacement or improvement or complying with any laws, order or requirement of any government or other authority and nothing contained in this Paragraph 14 shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair of the Premises or any part thereof other than as otherwise provided in this Lease.

15.              Condition, Repair, Replacement and Maintenance of the Premises.

(a)                 Condition of the Premises. Landlord agrees to repair all roof leaks in existence as of the date of this Lease and provide Lessee with documentation that roof leaks have been repaired as well as replace any stained ceiling tiles in existence as of the date of this Lease and replace and retack roof insulation in warehouse where necessary as of the date of this Lease. Landlord will warrant that all systems including plumbing, electrical, HVAC, Swamp Coolers, electric gate, elevator, etc. are in good working order at occupancy. Said Warranty will survive for the first six (6) months from Commencement Date. All current maintenance contracts, to the extent in Landlord’s possession, will be supplied by Landlord to Tenant upon its occupancy of the Premises.

(b)                 Landlord’s Obligations. Landlord shall, as part of operating costs reimbursable as Additional Rent pursuant to the terms of this Lease, unless the repairs fall within the warranty and warranty period as stated in section 15(a), (i) maintain, repair and replace the structural portions of the Premises, including the foundation, floor/ceiling slabs, roof, curtain wall, exterior glass, columns, beams, shafts, stairs, stairwells and elevator cabs and common areas, and (ii) maintain, repair and replace the basic mechanical, electrical, life safety, plumbing, sprinkler systems and heating, ventilating and air-conditioning systems. To the extent that the foregoing operating costs are capital expenditures, then such operating costs shall be amortized (including interest on the unamortized cost) over the useful life of the applicable item as Landlord shall reasonably determine using sound real estate accounting principles consistently applied. To the extent that the foregoing repair or replacement of any portion of the property after the warranty period is not deemed to be a capital expense using sound real estate accounting principles and the cost of said repair or replacement exceeds $2,500.00, then the Landlord shall be responsible to paying for the repair or replacement and shall bill back the Tenant monthly in even installments over the remainder of the life of the Lease.

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(c)                 Tenant’s Obligations.

(i)                   Tenant’s Maintenance. Except as expressly provided as Landlord’s obligation in Section 15(b) of this Lease, Tenant shall keep the Premises in good condition and repair (subject to normal wear and tear and damage due to casualty resulting in termination of this Lease) and in compliance with Landlord’s reasonable sustainability practices. All damage or injury to the Premises resulting from the act or negligence of Tenant, its employees, agents or visitors, guests, invitees or licensees or by the use of the Premises, shall be promptly repaired by Tenant at its sole cost and expense (except to the extent covered by insurance, to the satisfaction of Landlord; provided, however, that for damage to the Premises as a result of casualty or for any repairs that may impact the mechanical, electrical, plumbing, heating, ventilation or air-conditioning systems of the Premises, Landlord shall have the right (but not the obligation) to select the contractor and oversee all such repairs. Subject to Section 15(b), Landlord may make any repairs which are not promptly made by Tenant after Tenant’s receipt of written notice and the reasonable opportunity of Tenant to make said repair within fifteen (15) business days from receipt of said written notice, and charge Tenant for the cost thereof, which cost shall be paid by Tenant within thirty (30) days from invoice from Landlord, unless stated differently in sections 15(a)(b) above. Tenant shall be responsible for the design and function of all non-standard improvements of the Premises, whether or not installed by Landlord at Tenant’s request. Tenant waives all rights to make repairs at the expense of Landlord, or to deduct the cost thereof from the rent.

(ii)                 Damage Caused by Tenant. Notwithstanding any contrary provisions set forth in this Lease, any damage to the Premises, including, but not limited to, the building or its systems, or the improvements, caused by Tenant or a “Tenant Representative” (as defined below), shall be promptly repaired or replaced to its former condition by Tenant, as required by Landlord, at Tenant’s own expense. The term “Tenant Representative” shall mean any shareholder, officer, director, member, partner, employee, agent, licensee, assignee, sublessee or invitee of Tenant, or any third party other than Landlord.

(iii)                Tenant to Keep Premises Clean. In addition to the foregoing, and not in limitation of it, Tenant shall also, at Tenant’s own expense, undertake all replacement of all plate glass and light bulbs, fluorescent tubes and ballasts, and decorating, redecorating and cleaning of the interior of the Premises, and shall keep and maintain the Premises in a clean condition, free from debris, trash refuse, snow and ice.

(iv)               Tenant’s Negative Covenants. Tenant shall not injure, deface, permit waste nor otherwise harm any part of the Premises, permit any nuisance at the Premises, permit the emission of any objectionable noise or odor from the Premises, place a load on the floor on the Premises exceeding the floor load per square foot the floor was designed to carry, or install, operate or maintain any electrical equipment in the Premises that shall not bear an underwriters approval.

16.              Liens. Tenant shall not permit any mechanic’s, materialmen’s or other liens to be filed against the real property of which the Premises form a part nor against the Tenant’s leasehold interest in the Premises. Landlord shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens in accordance with NRS 108.234. Pursuant to this section, Landlord or its representative shall have the right to go upon and inspect the Premises at all reasonable times, and shall have the right to post and keep posted thereon notices as permitted or provided by law or which Landlord may deem to be proper for the protection of Landlord’s interest in the Premises. If any such liens are filed and are not discharged by Tenant by bond or otherwise within ten (10) days after the filing thereof, Landlord may, without waiving its rights and remedies based on such breach of Tenant and without releasing Tenant from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claim giving rise to such lien. Tenant shall pay to Landlord at once, upon notice by Landlord, any sum paid by Landlord to remove such liens, together with interest at fifteen percent (15%) per annum from the date of such payment by Landlord. If the interest rate specified in this Lease is higher than the maximum rate permitted by applicable law, such interest rate is hereby reduced to such maximum interest rate permitted by applicable law.

17.              Entry by Landlord. Landlord reserves and shall at any and all times have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or, during the last nine (9) months of the Term of this Lease, to prospective

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tenants, to post notices of nonresponsibility, or to repair the Premises, all without being deemed guilty of any eviction of Tenant and without abatement of rent, and may, in order to carry out such purposes, erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, provided that the business of Tenant shall be interfered with as little as is reasonably practicable. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant’s vaults and safe, and Landlord shall have the means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof, and any damages caused on account thereof shall be paid by Tenant. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decoration except as otherwise expressly agreed herein to be performed by Landlord. Landlord shall attempt in the exercise of its rights under this Paragraph 17 to minimize any disturbance of Tenant’s use and possession of the Premises and to provide as much notice to Tenant as may be reasonably possible, but no less than one (1) business day, prior to any such exercise of Landlord’s rights under this Paragraph 17.

18.              Utilities.

(a)                 Utilities. During the Term, Tenant shall provide in the Premises at its own expense, water, gas, electricity, sewer, trash pickup and disposal, and other necessary utilities and services, and Tenant shall make payment directly to the entities providing such utilities and services.

(b)                 Interruption of Utilities. Tenant agrees that Landlord shall not be liable for damages, by abatement of rent or otherwise, for failure, delay, diminution or interruption of any utilities or services for any reason, and such failure, delay, diminution or interruption shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of or injury to, property or for any injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to any such failure, delay, diminution or interruption of such utilities or services.

19.              Indemnification. To the extent authorized and permitted by law in Chapters 41 and 354 of the Nevada Revised Statutes, Tenant hereby agrees to defend, indemnify and hold Landlord harmless against and from any and all claims arising from Tenant’s use of the Premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by Tenant, its agents, contractors, employees or invitees in or about the Premises or elsewhere, and hereby agrees to further indemnify and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease, or arising from any act, neglect, fault or omission of Tenant, or of its agents, employees or invitees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought thereon. In case any action or proceeding may be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord hereby agrees to defend the same at Tenant’s expense by counsel approved in writing by Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever including, without limitation, loss of or damage to any property by theft or otherwise, any injury or damage to person or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Premises or from the pipes, appliances or plumbing works therein or from the roof, street or sub-surface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. The foregoing shall not be construed as an agreement by Tenant to indemnify Landlord against or from the negligence of Landlord or its agents, servants, employees, customers, or invitees.

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20.              Hazardous Materials.

(a)                 Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as hereinafter defined). “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to belled with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties. In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit.

(b)                 Duty to Inform Landlord. Tenant shall obtain Landlord’s written consent, which consent shall be granted or withheld in Landlord’s sole discretion, to the manufacturing, processing, distribution, using, producing, treating, storing (above or below ground level), disposing of, or allowing to be present, of any other Hazardous Substance in or about the Premises except for those previously approved in writing by Landlord. In connection with each such consent requested by Tenant, Tenant shall submit to Landlord a description, including the composition, quantity and all other information requested by Landlord concerning the proposed presence of any Hazardous Substance. Landlord’s consent to the presence of any Hazardous Substance may be deemed given only by inclusion of a description of the composition and quantity of the proposed Hazardous Substance on Landlord’s written consent to the request. Landlord’s consent to the presence of any Hazardous Substance at any time during the Term or renewal thereof shall not waive the requirement of obtaining Landlord’s consent to the subsequent presence of any other, or increased quantities of, any Hazardous Substance in or about the Premises. If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Landlord, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system). If any Hazardous Substance is present in or about the Premises, Landlord shall have the right upon reasonable notice to Tenant to engage a consultant to inspect the Premises and to review Tenant’s use of Hazardous Substances and all of Tenant’s practices with respect to such Hazardous Substances. Tenant shall cooperate in all respects with such inspections and reviews. All costs of such consultants shall be reimbursed to Landlord within fifteen (15) days of written demand by Landlord.

(c)                 Indemnification. Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by anyone under Tenant’s control. Tenant’s obligations hereunder shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or

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abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement. Tenant’s indemnity obligations as provided herein shall include, without in any way limiting the foregoing:

(i)                   All costs, expenses and attorneys’ fees incurred or sustained by any party in making any investigation on account of any claim, demand, loss, liability, cost, charge, suit, order, judgment or adjudication, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom and in enforcing any of the agreements herein contained;

(ii)                 Liability for clean up costs, fines, damages or penalties incurred pursuant to the provisions of any Applicable Requirements;

(iii)                Liability for costs and expenses of abatement, correction or clean-up, fires, damages, response costs or penalties which arise from the provisions of any Applicable Requirements; and

(iv)               Liability for personal injury or Premises damage arising under any statutory or common-law tort theory, including, without limitation, damages assessed for the maintenance of a public or private nuisance, or for the carrying on of an abnormally dangerous activity, and response costs.

(d)                 Tenant’s Compliance with Requirements. Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Tenant shall, within five (5) days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant’s compliance with any Applicable Requirements specified by Landlord, and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements. Tenant shall provide Landlord annually on each anniversary date of the Commencement Date a written certification, also signed by the manager of operations of Tenant at the Premises, certifying that:

(i)                   Tenant’s business has been conducted in full compliance with the Applicable Requirements;

(ii)                 All Hazardous Substances (if any) related to Tenant’s business have been disclosed to Landlord or in said certificate:

(iii)                The method and frequency of off- site disposal of Hazardous Substances from the Premises, as described in the certificate, comply with the Applicable Requirements.

(e)                 Inspection; Compliance with Law. Landlord, Landlord’s agents, employees, contractors and designated representatives, and any mortgagees, shall have the right to enter the Premises, with proper notice of no less than one (1) business day, at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s activities, including but not limited to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless

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a default of this Lease by Tenant or a violation of Applicable Requirements or a contamination, caused or contributed to by Tenant, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Tenant shall upon request reimburse Landlord or Landlord’s mortgagee, as the case may be, for the costs and expenses of such inspections.

(f)                  Exit Assessment. If Landlord has reason to believe that Tenant has caused, permitted or suffered the release of any Hazardous Substances at the Premises in violation of applicable laws, then Landlord may require that Tenant prepare an exit environmental assessment of the Premises in compliance with ASTM Standard E1527-00 (the “Exit Assessment”), which shall not include any subsurface testing unless warranted by the results of such assessment, in order to establish the environmental condition of the Premises upon the expiration or earlier termination of this Lease as a condition to Tenant’s effective vacation of the Premises. The Exit Assessment shall be requested, if at all, not later than 90 days prior to the expiration date of this Lease (as such date may be extended) and shall be conducted not earlier than thirty (30) days prior to Tenant’s vacation of the Premises. In the event the Exit Assessment reveals any environmental contamination of the Premises, then Tenant shall promptly remediate or remove such contamination in its entirety, which obligation of Tenant shall survive the expiration or termination of this Lease. Tenant shall maintain the results of the Exit Assessment in strict confidence and shall not, without Landlord’s prior written consent which may be withheld in its sole discretion, disclose the results thereof, or any portion thereof to any third party, excepting Tenant’s directors, officers, employees, representatives and consultants on a need-to-know basis, unless and only to the extent that Tenant is compelled under applicable law to disclose all or any portion of such assessment results. The Exit Assessment shall name the Landlord as an additional addressee and client for purposes of Landlord’s ability to rely on the results thereof and a copy shall be delivered to Landlord concurrently with the delivery of the Exit Assessment to Tenant.

21.              Insurance.

(a)                 Tenant at its sole cost and expense shall, during the entire Term hereof, obtain, maintain and keep in full force and effect, the following insurance:

(i)                   Property insurance including fire, extended coverage, vandalism malicious mischief and all risks coverage upon property of every description and kind owned by Tenant and located in the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, leasehold improvements, alterations, furniture, fixtures and any other personal property, in an amount not less than one hundred percent (100%) of the full replacement cost thereof.

(ii)                 A policy of Comprehensive Liability insurance coverage to include personal injury, broad form property damage, premises/operations, owner’s protective coverage, blanket contractual liability, products and completed operations liability and owned/non-owned auto liability, in limits not less than Five Million Dollars ($5,000,000) inclusive. Such policy shall name Landlord, Landlord’s managing agent and Landlord’s mortgagees as additional insureds and shall contain the following provision:

“Such insurance as afforded by this policy for the benefit of Landlord shall be primary as respects any claims, losses or liabilities arising out of the use of the Premises by the Tenant or by Tenant’s operation and any insurance carried by Landlord shall be excess and non-contributing. “

(iii)                Loss of income and extra expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises as a result of such perils.

(iv)               Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time in form in amounts and for insurance risks against which a prudent tenant would protect itself.

(b)                 All policies shall be taken out with insurers acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance on the Landlord’s standard

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form, or, if required by Landlord or the mortgagees of Landlord, certified copies of each such insurance policy, will be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after Tenant takes possession of all or any part of the Premises, including possession taken under Paragraph 4 hereof. All policies shall contain an undertaking by the insurers to notify Landlord and the mortgagees of Landlord in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation, or other termination thereof.

(c)                 In the event of damage to or destruction of the Premises entitling Landlord to terminate this Lease pursuant to Paragraph 22 hereof; Tenant will immediately pay to Landlord all of Tenant’s insurance proceeds relating to leasehold improvements and alterations (but not to Tenant’s trade fixtures, equipment, furniture or other personal property) in the Improvements.

(d)                 Landlord covenants and agrees that throughout the Term, it will insure the Premises (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of Subparagraph 21(a) above) against damage by fire and standard extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the Las Vegas, Nevada office/warehouse space market. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or the mortgagees of Landlord may reasonably determine advisable at Landlord’s expense. Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds in the repair and reconstruction of the Premises unless Landlord elects to terminate this Lease pursuant to Paragraph 22. Landlord will not carry insurance of any kind on Tenant’s furniture or furnishings or on any equipment of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

(e)                 Tenant shall promptly comply with all reasonable requirements of the insurance authority or of any insurer now or hereafter in effect relating to the Premises.

(f)                  If any insurance policy carried by Landlord, as provided by Subparagraph 21(d) above, shall be canceled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Premises or any part thereof by Tenant or by any assignee or sub-tenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof. Landlord may, at its option enter upon the Premises and attempt to remedy such condition and Tenant shall forthwith pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such entry. In the event that Landlord shall be unable to remedy such condition, then Landlord shall have all of the remedies provided for in this Lease in the event of a default by Tenant. Notwithstanding the foregoing provisions of this Subparagraph 21(f), if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default.

(g)                 Any policy or policies of fire, extended coverage or similar casualty insurance, which either party obtains in connection with the Premises and the insurance required to be obtained by Tenant pursuant to the provisions of Subparagraph 21(a)(iii) above shall include a clause or endorsement denying the insurer any rights of subrogation against the other party to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant waive any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby.

22.              Damage or Destruction.

(a)                 In the event the Premises are damaged by fire or other perils covered by insurance required to be carried by Landlord under this Lease to an extent not exceeding twenty-five percent (25%) of the full insurable value thereof and if the damage thereto is such that the Premises may be repaired, reconstructed or restored within a period of one hundred eighty (180) days from the date Landlord learns of the necessity for repairs as a result of the damage and said insurance proceeds are available and sufficient to cover the cost of such repairs,

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Landlord shall commence and proceed diligently with the work of repair, reconstruction and restoration and this Lease shall continue in full force and effect. If such work of repair, reconstruction and restoration is such as to require a period longer than such one hundred eighty (180) day period or exceeds twenty-five percent (25%) of the full insurable value thereof, or if said insurance proceeds will not be sufficient to cover the cost of such repairs; Landlord either may elect to so repair, reconstruct or restore the Premises and this Lease shall continue in full force and effect or Landlord may elect not to repair, reconstruct or restore the Premises and this Lease shall in such event terminate. Under any of the conditions of this Subparagraph 22(a), Landlord shall give written notice to Tenant of its intention within sixty (60) days from the date Landlord learns of the necessity for repairs as a result of the damage. Upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance for the leasehold improvements and alterations; provided, however, that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s repair of the damage. In the event Landlord elects not to restore the Premises, this Lease shall be deemed to have terminated as of the date of such destruction.

(b)                 Upon any termination of this Lease under any of the provisions of this Paragraph 22, the parties shall be released thereby without further obligation to the other from the date possession of the Premises is surrendered to Landlord except for items which have theretofore accrued and are then unpaid.

(c)                 In the event of repair, reconstruction and restoration by Landlord as herein provided, the Basic Rent provided to be paid under this Lease shall be abated proportionately with the degree to which Tenant’s use of the Premises is impaired during the period of such repair, reconstruction or restoration. Tenant shall not be entitled to any compensation or damages for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

(d)                 Tenant shall not be released from any of its obligations under this Lease except to the extent and upon the conditions expressly stated in this Paragraph 22.

(e)                 In the event that damage is due to any cause other than fire or other peril covered by extended coverage insurance. Landlord may elect to terminate this Lease.

(f)                  It is hereby understood that if Landlord is obligated to or elects to repair or restore as herein provided. Landlord shall be obligated to make repairs or restoration only of those portions of the Premises (i) which were originally provided at Landlord’s expense or (ii) which were required to be insured by Landlord hereunder or (iii) for which Landlord has received insurance proceeds from insurance required to be carried by Tenant hereunder, and the repair and restoration of all other items shall be the obligation of Tenant.

(g)                 Notwithstanding anything to the contrary contained in this Paragraph 22, Landlord shall not have any obligations whatsoever to repair, reconstruct or restore the Premises when the damage resulting from any casualty covered under this Paragraph 22 occurs during the last twelve (12) months of the Term of this Lease or any extension hereof.

(h)                 The provisions of this Lease, including this Paragraph 22, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any statute or regulation with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

(i)                   Tenant acknowledges that the rights of any lender holding a mortgage or deed of trust against the Premises (“Secured Lender”) to any insurance proceeds applicable to the Premises shall be superior to the rights of Landlord and Tenant to such proceeds. Landlord agrees to use commercially reasonable efforts to cause the Secured Lender to make such insurance proceeds available to Landlord for reconstruction as contemplated in this Lease. If a Secured Lender will not make such proceeds available for reconstruction, and Landlord is unwilling to provide the sums necessary for reconstruction, then Landlord may elect to terminate this Lease within thirty (30) days following receipt of notice that such sums will not be made available for reconstruction.

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23.              Eminent Domain.

(a)                 In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant’s use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, and Landlord shall be entitled to receive the entire amount of any award without deduction for any estate or interest of Tenant, including but not limited to any award made to Tenant pursuant to NRS 37.115. In the event the amount of property or the type of estate taken shall not substantially interfere with the conduct of Tenant’s business, Landlord shall be entitled to the entire amount of the award without deduction for any estate or interest of Tenant, and Landlord at its option may terminate this Lease. If Landlord does not so elect, Landlord shall promptly proceed to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the Basic Rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph shall be deemed to give Landlord any interest in any award separately made to Tenant for the taking of personal property and trade fixtures belonging to Tenant or for moving costs incurred by Tenant in relocating Tenant’s business.

(b)                 In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations under Paragraph 33 with respect to surrender of the Premises and upon such payment shall be excused from such obligations. For purposes of this Subparagraph 23(b), a temporary taking shall be defined as a taking for a period of two hundred seventy (270) days or less.

24.              Bankruptcy. If Tenant shall file a petition in bankruptcy under federal bankruptcy law as then in effect, or if Tenant is adjudicated a bankrupt in involuntary bankruptcy proceedings and such adjudication shall not have been vacated within thirty (30) days from the date thereof, or if a receiver or trustee be appointed of Tenant’s property and the order appointing such receiver or trustee not be set aside or vacated within thirty (30) days after the entry thereof, or if Tenant shall assign Tenant’s estate or effects for the benefit of creditors, or if this Lease shall otherwise by operation of law pass to any persons other than Tenant, then and in any such event Landlord may, if Landlord so elects, with or without notice of such election and with or without entry or action by Landlord, forthwith terminate this Lease, and notwithstanding any other provisions of this Lease, Landlord, in addition to any and all rights and remedies allowed by law or equity, shall upon such termination be entitled to recover damages in the amount provided in Subparagraph 25(b) below and neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or order of any court shall be entitled to possession of the Premises but shall forthwith quit and surrender the Premises to Landlord. Nothing herein contained shall limit or prejudice the right of Landlord to prove and obtain as damages by reason of any such termination an amount equal to the maximum allowed by any statute or rule of law in effect at the time when and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of damages recoverable under the provisions of this Paragraph 24.

25.              Defaults and Remedies.

(a)                 The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

(i)                   The abandonment of the Premises by Tenant as determined under NRS 118-C.

(ii)                 The failure by Tenant to make any payment of Basic Rent as when due or any Additional Rent or any other payment required to be made by Tenant hereunder; as and when due, where such failure shall continue for a period of ten (10) days.

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(iii)                The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Subparagraph 25(a)(i) or (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of and not in addition to, any notice required under applicable law; provided, further, that if the nature of Tenant’s default is such that more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said ten (10) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than sixty (60) days from the date of such notice from Landlord.

(iv)               (1) The making by Tenant of any general assignment for the benefit of creditors; (2) the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within thirty (30) days); (3) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (4) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

(b)                 In the event of any such default by Tenant, in addition to any other remedies available to Landlord at law or in equity, including, without limitation, Landlord’s right to continue the Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

(i)                   the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

(ii)                 the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii)                the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus

(iv)               any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

As used in Subparagraphs 25(b)(i) and (ii) above, the “worth at the time of award” is computed by allowing interest at nine percent (9%), or such lesser amount as may then be the maximum lawful rate, per annum. As used in Subparagraph 25(b)(iii) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(c)                 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant for such period of time as may be required by applicable law after which time Landlord may dispose of such property in accordance with applicable law. No re-entry or taking possession of the Premises by Landlord pursuant to this Subparagraph 25(c) shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(d)                 All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to

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pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent similar acts by Tenant.

26.              Assignment and Subletting. Tenant shall not voluntarily assign or encumber its interest in this Lease or in the Premises, or sublease all or any part of the Premises, or allow any other person or entity to occupy or use all or any part of the Premises, without first obtaining Landlord’s prior written consent, which may be granted or withheld in Landlord’s sole and absolute discretion Any assignment, encumbrance or sublease without Landlord’s prior written consent shall be voidable, at Landlord’s election, and shall constitute a default. For purposes hereof, in the event Tenant is a partnership or limited liability company, a withdrawal or change of partners or members, or change of ownership of partners or members, owning more than a fifty percent (50%) interest in the partnership or limited liability company, or if Tenant is a corporation, any transfer of fifty percent (50%) or more of its stock, shall constitute a voluntary assignment and shall be subject to these provisions. A change of partners or members owning less than fifty percent (50%) interest in a partnership or limited liability company, or a transfer of less than fifty percent (50%) of a corporation’s stock, may also be deemed to constitute a voluntary assignment subject to these provisions if it results in a change of control of the partnership, limited liability company or corporation. No consent to an assignment, encumbrance, or sublease shall constitute a further waiver of the provisions of this Paragraph. Tenant shall notify Landlord in writing of Tenant’s intent to assign this Lease, or encumber, or sublease Tenant’s interest in the Premises, the name of the proposed assignee or sublessee, information concerning the financial responsibility of the proposed assignee or sublessee and the terms of the proposed assignment or subletting, and Landlord shall, within fifteen (15) days of receipt of such written notice, and additional information requested by Landlord concerning the proposed assignee’s or sublessee’s financial responsibility, elect one of the following:

(a)                 Consent to such proposed assignment, encumbrance or sublease;

(b)                 Refuse such consent in its sole discretion; or

(c)                 Elect to terminate this Lease in the case of an assignment or a sublease of the entire Premises or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet.

As a condition for granting its consent to any assignment, encumbrance or sublease, Landlord may require that the assignee or sublessee remit directly to Landlord, on a monthly basis, all monies due to Tenant by said assignee or sublessee. In the event that Landlord shall consent to an assignment or sublease under the provisions of this Paragraph 26, Tenant shall pay Landlord’s reasonable processing costs and attorneys’ fees incurred in giving such consent. If for any proposed assignment or sublease Tenant receives rent or other consideration, whether cash or any other form whatsoever, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or, in case of the sublease of a portion of the Premises, in excess of such rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are taken into account, Tenant shall pay to Landlord as additional rent hereunder fifty percent (50%) of the excess value of each such payment of rent or other consideration received by Tenant promptly after its receipt. Landlord’s waiver or consent to any assignment or subletting shall not relieve Tenant from any obligation under this Lease. If Tenant requests Landlord’s consent to any assignment of this Lease or any subletting of all or a portion of the Premises, Landlord shall have the right in its sole discretion, to be exercised by giving written notice to Tenant within thirty (30) days of receipt by Landlord of the financial responsibility information required by this Paragraph 26 to terminate this Lease in the case of an assignment or a sublease of the entire Premises, or in the case of a partial sublease, terminate this Lease as to the portion of the Premises proposed to be sublet, effective as of the date Tenant proposes to assign this Lease or sublet all or a portion of the Premises. Landlord’s right to terminate this Lease as to all or a portion of the Premises on assignment or subletting shall not terminate as a result of Landlord’s consent to the assignment of this Lease or the subletting of all or a portion of the Premises, or Landlord’s failure to exercise this right with respect to any assignment or subletting.

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27.              Quiet Enjoyment. Landlord covenants and agrees with Tenant that upon Tenant paying the rent required under this Lease and paying all other charges and performing all of the covenants and provisions aforesaid on Tenant’s part to be observed and performed under this Lease, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises in accordance with this Lease, free from any person claiming by, through or under Landlord.

28.              Subordination. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any mortgagee with a lien on the Premises or any ground lessor with respect to the Premises, this Lease shall be subject and subordinate at all times to: (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Premises or the land upon which the Premises are situated or both, (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, land, ground leases or underlying leases, or Landlord’s interest or estate in any of said items is specified as security, and any CC&Rs (as defined in Paragraph 8) affecting the Premises. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall if requested by the ground lessor, mortgagee or beneficiary, as applicable, attorn to and become the Tenant of the successor in interest to Landlord and in such event Tenant’s right to possession of the Premises shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the rent and all other amounts required to be paid to Landlord pursuant to the terms hereof and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its temps. Tenant hereby waives its rights under any current or fixture law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale. Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing Tenant’s agreement to attorn as set forth in this Paragraph 28 and the priority or subordination of this Lease with respect to any such CC&Rs, ground leases or underlying leases or the lien of any such mortgage or deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of receipt, Tenant shall be in default hereunder.

29.              Estoppel Certificate.

(a)                 Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a statement, in a form substantially similar to the form of Exhibit “B” attached hereto, certifying. (i) the Commencement Date of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications hereto, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rental and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (v) such other matters requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Paragraph 29 may be relied upon by any mortgagee, beneficiary, purchaser or prospective purchaser of the Premises or any interest therein.

(b)                 Tenant’s failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented in good faith by Landlord, (ii) that there are no uncured defaults in Landlord’s performance, and (iii) that not more than one (1) month’s rent has been paid in advance. Tenant’s failure to deliver said statement to Landlord within ten (10) working days of receipt shall constitute a default under this Lease.

30.              Rules and Regulations. Tenant shall faithfully observe and comply with all reasonable rules and regulations from time to time put into effect by Landlord as it deems reasonably necessary or appropriate in its sole discretion (the “Rules and Regulations’).

31.              Choice of Law. This Lease shall be governed by and construed pursuant to the laws of the State of Nevada.

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32.              Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

33.              Surrender of Premises. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom-clean, in good order, repair and condition, reasonable wear and tear excepted, and shall comply with the provisions of Subparagraphs 14(g). The delivery of keys to any employee of Landlord or to Landlord’s agent or any employee thereof shall not be sufficient to constitute a termination of this Lease or a surrender of the Premises.

34.              Professional Fees.

(a)                 In the event that Landlord should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provisions of this Lease, or for any other relief against Tenant hereunder, or should either party bring suit against the other with respect to matters arising from or growing out of this Lease, then all costs and expenses, including without limitation, professional fees such as appraisers’, accountants’ and attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

(b)                 Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy hereunder, Tenant shall pay to Landlord its costs and expenses incurred in such suit including without limitation, professional fees such as appraisers’, accountants’ and attorneys’ fees.

35.              Performance by Tenant. All covenants and agreements to be performed by Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of rent. In the event Tenant shall fail to perform any covenant or agreement to be performed by Tenant under any of the terms of this Lease, including, without limitation, Tenant’s obligations under Paragraph 15 hereof. Landlord shall have the right to perform such obligation of Tenant on Tenant’s behalf. In such event, Landlord shall be entitled to receive, as Additional Rent, reimbursement of any sums so expended on Tenant’s behalf, together with interest at nine percent (9%), or such lesser amount as may then be the maximum lawful rate, per annum calculated from the date of expenditure by Landlord to the date of reimbursement by Tenant.

36.              Mortgage and Senior Lessor Protection. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release of such obligations or a termination of this Lease unless (a) Tenant has given notice by registered or certified mail to any beneficiary of a deed of trust or mortgage covering the Premises and to the lessor under any master or ground Lease covering the Premises or any interest therein whose identity and address shall have been furnished to Tenant, and (b) Tenant offers such beneficiary, mortgagee or Lessor a reasonable opportunity to cure the default.

37.              Definition of Landlord. The term “Landlord” as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners, at the time in question, of the fee title to, or a lessee’s interest in a ground lease of the Premises. In the event of any transfer, assignment or other conveyance or transfers of any such title or interest. Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer, assignment or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed and, without further agreement, the transferee of such title or interest shall be deemed to have assumed and agreed to observe and perform any and all obligations of Landlord hereunder, during its ownership of the Premises. Landlord may transfer its interest in the Premises without the consent of Tenant and such transfer or subsequent transfer shall not be deemed a violation on Landlord’s part of any of the terms and conditions of this Lease.

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38.              Waiver. The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any term covenant or condition of this Lease or the Rules and Regulations shall not be deemed a waiver of such violation or prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation, nor shall any custom or practice which may become established between the parties in the administration of the terms hereof be deemed a waiver of, or in any way affect, the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rent.

39.              Identification of Tenant. Unless the provisions of Paragraph 53 herein below are applicable to this Lease, if more than one entity executes this Lease as Tenant, (a) each of them is jointly and severally liable for the keeping observing and performing of all of the terms, covenants, conditions, provisions and agreement of this Lease to be kept, observed and performed by Tenant, and (b) the term “Tenant” as used in this Lease shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of any one or more of them, with respect to the tenancy or this Lease, including, but not limited to, any renewal, extension, expiration, termination or modification of this Lease, shall be binding upon each and all of the entities executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or so given or so received such notice or refund or so signed.

40.              Parking and Transportation. Tenant shall have the right to use all parking areas located upon the Premises, subject to such parking rules and regulations as Landlord deems reasonably necessary or appropriate for the operation of said parking. Landlord may refuse to permit any person who violates with unreasonable frequency the parking rules and regulations to park in the parking areas, and any violation of the rules shall subject the car to removal. Tenant agrees to use its best efforts to acquaint all employees and visitors with the parking rules and regulations. Landlord shall have no responsibility for damage to cars in the parking areas.

41.              Terms and Headings. The words “Landlord” and ‘“Tenant” as used herein shall include the plural as well as the singular. Words used in any gender include other genders. The Paragraph headings of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

42.              Examination of Lease; Counterparts. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant. This Lease may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument

43.              Time. Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

44.              Prior Agreement; Amendments. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding, oral or written, express or implied, pertaining to any such matter shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. The parties acknowledge that all prior agreements, representations and negotiations are deemed superseded by the execution of this Lease to the extent they are not incorporated herein.

45.              Severability. Any provision of this Lease which shall prove to be invalid, void or illegal in no way affects, impairs or invalidates any other provision hereof, and such other provisions shall remain in full force and effect.

46.              Recording. Neither Landlord nor Tenant shall record this Lease nor a short form memorandum thereof without the consent of the other and if such recording occurs, it shall be at the sole cost and expense of the party requesting the recording, specifically including any documentary transfer taxes.

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47.              Limitation on Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease. Any liability of Landlord under this Lease shall be limited to Landlord’s interest in the Premises. Tenant hereby acknowledges and agrees that (i) the Basic Rent does not include the cost of any security measures for any portion of the Premises, (ii) that Landlord has no obligation to provide any security measures, and to the extent permitted by law, and such obligation imposed on Landlord by operation of law is waived by Tenant, (iii) Landlord has made no representation to tenant regarding the safety or security of the Premises, (iv) Tenant is solely responsible for providing any security measures and devices that is required to protect Tenant and Tenant’s employees, visitors and invitees from criminal or negligent acts of third parties, and (v) any safety and security devices included in the Premises as delivered to Tenant, while intended to deter crime and promote safety, may not in given instances prevent theft or other criminal acts, or protect persons or property against damage, loss or injury. The risk that any safety or security device previously installed at the Premises by or for Landlord may not be effective, or may malfunction or be circumvented, is hereby assumed by Tenant.

48.              Riders. Clauses, plats, exhibits and riders, if any, affixed to this Lease are a part hereof.

49.              Signs. Tenant shall not place any sign within any area of the Premises which is visible from outside the Premises without Landlord’s prior written consent. Landlord shall have the right to remove any sign which has not been previously approved in writing.

50.              Modification for Lender. If in connection with obtaining construction, interim or permanent financing for the Premises, the lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder in any way and do not adversely affect the leasehold interest hereby created or Tenant’s rights hereunder.

51.              Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment herein stipulated shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease. Tenant agrees that each of the foregoing covenants and agreements shall be applicable to any covenant or agreement whether expressly contained in this Lease or imposed by any statute or at common law.

52.              Intentionally Omitted.

53.              Tenant as Corporation. If Tenant executes this Lease as a corporation or other business entity, then Tenant and the persons executing this Lease on behalf of Tenant represent and warrant that the individuals executing this Lease on Tenant’s behalf are duly authorized to execute and deliver this Lease on its behalf and that this Lease is binding upon Tenant in accordance with its temps.

54.              No Partnership or Joint Venture. Nothing in this Lease shall be deemed to constitute Landlord and Tenant as partners or joint venturers. It is the express intent of the parties hereto that their relationship with regard to this Lease be and remain that of landlord and tenant.

55.                    Option to Extend.

(a) Extension Option. Provided that this Lease is in full force and effect and no Event of Default, as hereinafter defined, has occurred and is continuing, Tenant is granted the option to extend (“Extension Option”) the term of this Lease for two (2) consecutive additional three year terms (each, hereinafter, an “Extension Term”); provided, that Tenant gives Landlord written notice (“Tenant’s Notice”) of the exercise of an option to extend no earlier than 270 days and no later than 180 days prior to the Expiration Date of this Lease or expiration of

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the first extension term. Upon Tenant’s exercise of such option, as herein provided, this Lease shall be extended on the same terms and conditions of this Lease, except as herein specifically provided and the parties or their successors and assigns, as applicable, shall enter into a simple amendment evidencing the Extension Term. The Extension Options are personal to Tenant and may be exercised only by Tenant while Tenant occupies the entire the Property, and may not be exercised by any transferee of Tenant, even if Landlord has consented to the transfer, unless Landlord consents to the contrary in writing at the time of such transfer. The Extension Options described in this Section 55 are Tenant’s only option to extend and the second Extension Option shall be void and of no further force or effect in the event Tenant does not timely exercise the first Extension Option or this Lease otherwise terminates.

(b) Effect of Exercise.

(i) Incorporation of Lease by Reference. All of the terms, covenants, and conditions (including, without limitation, defined terms) contained in the Lease shall be applicable to the Extension Term in the event of exercise by Tenant; provided, however, that the Extension Term and the monthly rent shall be modified as provided herein.

(ii) Rent. Subject to adjustment as hereafter provided, the monthly rent effective as of the commencement date of the applicable Extension Term shall be determined based upon the Prevailing Market Rent described below. The foregoing notwithstanding, in no event shall the monthly rent be less than the monthly rent applicable immediately prior to the applicable Extension Term.

(iii) Prevailing Market Rent. As used in this Lease, the phrase “Prevailing Market Rate” means the amount that a landlord under no compulsion to lease the Property, and a tenant under no compulsion to lease the Property, would agree upon at arm’s length as monthly rent for the Property for the Extension Term, as of the commencement of the Extension Term. The Prevailing Market Rate shall be based upon non-sublease, non-encumbered, non-equity lease transactions recently entered into for space in comparable properties in Las Vegas, Nevada (“Comparison Leases”) and may include periodic increases. Rental rates payable under Comparison Leases shall be adjusted to account for variations between this Lease and the Comparison Leases with respect to: (i) the length of the Extension Term compared to the lease term of the Comparison Leases; (ii) rental structure, including additional rent, and taking into consideration any “base year” or “expense stops”; (iii) the size of the Property compared to the size of the property under the Comparison Leases; (iv) utility, location, floor levels, views and efficiencies of the floor(s) of the Property compared to the property under the Comparison Leases; (v) the age and quality of construction of the improvements on the Property; and (vi) the value of existing leasehold improvements to Tenant.

(c) Arbitration. If Tenant has timely exercised the option, Landlord shall notify Tenant in writing (“Landlord’s Notice’) of the proposed new, monthly rent determined by Landlord for the Extension Term no later than thirty (30) days after Landlord’s receipt of Tenant’s Notice. Unless Tenant objects to the amount determined by Landlord within fifteen (15) days after receipt of Landlord’s Notice, the amount stated in Landlord’s Notice shall be the new monthly rent. If Tenant objects to Landlord’s proposal, Landlord and Tenant shall attempt to agree in good faith upon the Prevailing Market Rent. If Landlord and Tenant fail to reach agreement within thirty (30) days following Tenant’s receipt of Landlord’s Notice (the “Outside Agreement Date”), then each party shall make a separate determination of the Prevailing Market Rent within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with this Section. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial retail properties in Las Vegas, Nevada area. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Prevailing Market Rent is the closest to the actual Prevailing Market Rent, as determined by the arbitrators taking into account the requirements above (i.e., the arbitrators may only select Landlord’s or Tenant’s determination and shall not be entitled to make a compromise determination). Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date. The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators. The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Prevailing Market Rent and shall notify Landlord and Tenant

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thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Prevailing Market Rent to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association (or any successor organization), or in the absence, failure, refusal or inability of such organization to act, then either party may apply to the presiding judge for the Clark County Superior Court, for the appointment of such an appraiser, and the other party shall not raise any question as to the court’s full power and jurisdiction to entertain the application and make the appointment. The cost of the third arbitrator shall be split equally by Landlord and Tenant, and Landlord and Tenant shall each be responsible for the fees and costs of the arbitrator which it appoints. If the monthly rent shall not have been determined by the commencement date of the Extension Term, then until it is determined, Tenant shall pay monthly rent when due during the Extension Term determined using Landlord’s proposed monthly rent, and when the actual adjusted monthly rent is determined, Tenant shall pay to Landlord any additional rent due for the months which have elapsed in the Extension Term, or Landlord shall credit any excess payment for the elapsed months to the next monthly rent becoming due.

56.              Signage. Tenant shall have the following signage rights during the Term (and any Extension Term if exercised):

Tenant shall be entitled to install (i) one (1) sign identifying Tenant on the Building between the first and second floors of the Building, and (ii) one (1) monument sign identifying Tenant located outside the Building in the location designated by Landlord in its reasonable discretion (collectively, the “Building Signage”). The specifications and location of the Building Signage shall be subject to the prior written approval of Landlord and shall be subject to Tenant’s receipt of all required governmental permits and approvals, including without limitation, any approvals or requirements of the City of Las Vegas, as well as any conditions, requirements or restriction of record against the Premises or the Building (collectively, the “Signage Approvals”) and shall be subject to all applicable governmental laws and ordinances. Landlord does not represent and warrant that such Signage Approvals will be obtainable and Tenant shall be responsible for all aspects of obtaining same. The cost of installation of the Building Signage and all other costs associated with such signage, shall be the sole responsibility of Tenant. The Building Signage rights described herein shall only be applicable to the current name of the Tenant, “Galaxy Gaming, Inc.”, and may not be assigned or otherwise transferred, directly or indirectly, by the Tenant to any other entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. Landlord’s approval as to any such assignment or transfer of Building Signage rights shall be separate and apart from Landlord’s approval rights with respect to the assignment of Tenant’s other interests in this Lease. Tenant acknowledges and agrees that the signage rights granted to Tenant in this Section 56 are not exclusive and that Landlord may permit other tenants or third parties to erect signage on or about the Building. In the event that at any time during the Term or any Extension Term, if exercised, Tenant fails to lease or occupy at least eighty percent (80%) of the rentable square feet of the Premises, or otherwise defaults under the terms of this Lease (beyond any applicable cure periods set forth herein), Tenant’s rights to the Building Signage shall thereupon terminate. Upon any termination of the foregoing rights, Landlord shall have the right to require the removal of the Building Signage in accordance with Section 56(b) below.

a. Should the Building Signage require maintenance or repairs as determined in Landlord’s reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord, at Tenant’s sole cost and expense. Upon the expiration or earlier termination of the Lease, Tenant at Tenant’s sole cost and expense, shall cause the Building Signage to be removed from the Building and shall cause the Building to be restored to the condition existing prior to the placement of such signage. If Tenant fails to perform maintenance and repairs or to remove such signage and to restore the Building as provided above within thirty (30) days following receipt of notice from Landlord, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing shall be reimbursed by Tenant to Landlord within ten (10) days after Tenant’s receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of the Lease.

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b. Tenant shall not erect or maintain any other temporary or permanent sign on or about the Premises or the Building without obtaining prior written approval from Landlord, which may be granted or withheld in Landlord’s sole and absolute discretion. Any request for approval of a sign shall be made in such detail as Landlord shall reasonably request. All signs, whether erected by Landlord or Tenant, shall conform to Landlord’s building standard signage and to all laws, ordinances, rules, regulations, permits, covenants, conditions, restrictions, and easements pertaining to signs. In the event of a violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred in such removal to Tenant. Tenant shall remove all approved signs which it has erected upon the termination of the Lease and repair all damage caused by such removal.

57.              Option to Terminate Lease. Provided that no default beyond any applicable notice or cure periods has occurred under this Lease and no circumstances exist which with the passage of time or the giving of notice or both would ripen into a default, Tenant shall have a one time right to terminate this Lease effective at the end of the thirty-sixth (36th) month of the Term (the “Termination Date”). Tenant must deliver written notice of its intention to terminate this Lease to Landlord at least six (6) months before the Termination Date. In the event Tenant exercises said option to terminate, Tenant shall pay Landlord a termination fee (the “Termination Fee”) in immediately available funds equal to the sum of (i) all unamortized T.I. Allowance amounts, plus (ii) all unamortized leasing commissions paid by Landlord with respect to this Lease, plus (iii) all unamortized rental abatement amounts. The Termination Fee shall be due and payable within five (5) business days after Landlord delivers a notice to Tenant as to the amount thereof and the termination shall not be effective unless Landlord receives the Termination Fee within such five (5) business day period. The unamortized T.I Allowance amounts and leasing commissions shall be determined by multiplying the total T.I. Allowance, leasing commissions and rental abatement amounts actually incurred or abated by Landlord by a fraction, (i) the numerator of which is the number of months remaining in the initial Term after the Termination Date (i.e., 27), and (ii) the denominator of which is the total number of months in the initial Term (i.e., 63). Landlord and Tenant estimate that the Termination Fee will be approximately _____________________Dollars ($______); however, both parties acknowledge and agree that such amount is only an estimate and is subject to change. The rights granted to Tenant hereunder are personal to Tenant and may only be exercised by Tenant when Tenant is in possession of the entire Premises. Any assignment or subletting by Tenant of the Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant’s rights under this Section 57, unless Landlord consents to the contrary in writing at the time of such assignment or subletting. The acceptance by Landlord of the Termination Fee shall not be deemed a waiver by Landlord of any claims by Landlord with respect to anything other than Tenant’s early termination of this Lease.

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58.              Right of First Refusal to Purchase. Landlord shall not at any time during the initial thirty-six (36) months of the Term sell or convey or agree to sell or convey all or any portion of the Premises without first having complied with the requirements of this Section 58. Provided that no default has occurred and is continuing, if Landlord shall receive a bona fide offer to purchase all or any part of the Premises that Landlord desires to accept (the “Offer”), Landlord shall provide a copy of such Offer to Tenant and Tenant shall have five (5 business days after receipt of such Offer to elect to purchase all or such portion of the Premises on the terms and conditions of the Offer. If Tenant elects to so purchase such Property, Tenant shall give to Landlord written notice thereof (“Acceptance Notice”) within said five-business day period. If Tenant delivers an Acceptance Notice as provided herein, then Landlord and Tenant shall, within thirty (30) days after such delivery, enter into a mutually acceptable purchase and sale agreement pertaining to such Property (or interests) (the “Purchase and Sale Agreement”), reflecting the exact terms of the Offer and this Section 58. The parties agree to act reasonably and cooperatively in negotiating, executing and delivering the Purchase and Sale Agreement. In the event Tenant shall elect not to so purchase such Property, Landlord may thereafter sell such Property to the person or entity making such Offer without offering it to Tenant, Notwithstanding anything to the contrary herein, the provisions of this Article 35 shall not apply to any sale or conveyance of the Property in foreclosure sale (or similar proceeding) of a bona-fide mortgage or deed of trust or to any conveyance in lieu of foreclosure of such a mortgage or deed of trust. The rights granted to Tenant hereunder are personal to Tenant and may only be exercised by Tenant when Tenant is in possession of the entire Premises. Any assignment or subletting by Tenant of the Lease or of all or a portion of the Premises (even if such assignment or subletting does not require the consent of Landlord or is approved by Landlord) terminates Tenant’s rights under this Section 58, unless Landlord consents to the contrary in writing at the time of such assignment or subletting.

59.              Tenant Improvements. Provided that Tenant is not in default under the Lease, Landlord shall contribute a maximum amount (“Tenant Finish Allowance”) of $81,905.00 (i.e., $5 per rentable office square foot of the Premises (i.e., 16,381 rsf)) to be used by Tenant for Tenant’s actual third party out-of-pocket costs to related to the following improvements to the Premises (the “Premises Improvements”):

(a) Flooring: Supply and install flooring. Remove and dispose of existing flooring.

(b) Paint: Prepare all paintable surfaces for new paint. Paint such surfaces. All paint will be water based and antimicrobial – mildew resistant.

(c) Such other items as are approved in writing by Landlord in its sole and absolute discretion.

Tenant shall have the option, exercisable by written notice to Landlord on or before August 1, 2014 to increase the amount of the Tenant Finish Allowance by up to an additional amount of $150,000.00 (the “Additional Allowance”). If Tenant exercises its right to increase the Tenant Finish Allowance, then all references in this Lease to Tenant Finish Allowance shall mean and refer to the Tenant Finish Allowance and Additional Allowance. If Tenant exercises such option, monthly Basic Rent payable by Tenant throughout the initial Term shall be increased by an amount sufficient to fully amortize such increase in the Additional Allowance throughout said initial Term based upon equal monthly payments of principal and interest, with interest imputed on the outstanding principal balance at the rate of five and one-half percent (5.5%) per annum. In no event shall Landlord be obligated to make disbursements pursuant to this Lease in a total amount which exceeds the Tenant Finish Allowance and, if applicable, the Additional Allowance. Tenant shall have the sole and absolute responsibility for the payment of any excess of the cost of the Premises Improvements over the amount of the Tenant Finish Allowance. Tenant shall select the licensed architect and contractor for such work, subject to Landlord’s prior written approval, which shall not be unreasonably withheld; provided that, in any event, Tenant must contract with Landlord’s base building subcontractors for any electrical, life safety, structural, heating, ventilation, and air-conditioning work in the Premises, if the Landlord’s subcontractors pricing is competitive in the marketplace after a competitive bid process has been completed. Tenant shall deliver all plans and signage proposals related to the Premises Improvements to Landlord for Landlord’s prior written approval. Landlord’s review of the plans and signage proposals shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, compliance with Requirements or other like matters. The Premises Improvements shall be owned by the Landlord and shall remain in the Premises upon any termination. The Premises Improvements shall comply in all respects with the following: (i) the applicable laws, rules, statutes, regulations and requirements, as applicable

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according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications (collectively, the “Requirements”). Landlord shall have the right to inspect the Premises Improvements at all times; provided, however, that Landlord’s failure to inspect the Premises Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Premises Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Premises Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Premises Improvements shall be rectified by Tenant at no expense to Landlord.

Tenant shall cause the Premises Improvements to be completed in a timely and workmanlike manner, in accordance with the plans and proposals approved by Landlord. Tenant’s indemnity of Landlord as set forth in this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to the construction of the Premises Improvements and any act or omission of Tenant or Tenant’s employees, agents or contractors, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non payment of any amount arising out of the Premises Improvements. All of Tenant’s agents or contractors shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Paragraph 14. Upon completion of the Premises Improvements and in any event prior to December 31, 2014, Tenant shall furnish Landlord with (i) final unconditional waivers of liens in such form as may be reasonably required by Landlord and Landlord’s title insurance company from all parties performing labor or supplying materials or services in connection with the Premises Improvements showing that all of said parties have been compensated in full and are waiving all liens in connection with the Premises and the Building; (ii) temporary or permanent certificate of occupancy or equivalent as required by the local government to occupy the Premises, if applicable; (iii) “as built” drawings, if applicable; and (iv) a detailed breakdown of Tenant’s total construction costs, including invoices for such costs, that is reasonably acceptable to Landlord. Landlord and Tenant shall enter into a Disbursement Agreement in the form attached hereto as Exhibit “C” (“Disbursement Agreement”) with Nevada Construction Services and Tenant’s general contractor, which Disbursement Agreement shall provide the terms and conditions for the payment of costs of construction of the Premises Improvements. Tenant shall be responsible for any alterations, additions or improvements required by Requirements to be made by Landlord to or in the Premises or the Building as a result of Tenant’s proposed alterations, additions, or improvements. Notwithstanding anything to the contrary contained herein or in the Disbursement Agreement, in the event the Tenant Finish Allowance has not been expended pursuant to the terms of this Section 59, (i) Tenant shall not be entitled to a credit or other payment for any unused portion of the Tenant Finish Allowance after December 31, 2014, and (ii) all undistributed amounts deposited by Landlord pursuant to the Disbursement Agreement shall be promptly returned to Landlord after December 31, 2014 in a manner directed by Landlord without the need for any further instruction or consent of Tenant and the form of Disbursement Agreement attached hereto as Exhibit “C” shall be modified to include a provision providing for such return in a form acceptable to Landlord in its sole discretion.

60.              Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY ARISING OUT OF OR RELATED IN ANY MANNER WITH THE PREMISES (INCLUDING WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS LEASE OR ANY CLAIMS OR DEFENSES ASSERTING THAT THIS LEASE WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THE WAIVER OF RIGHT TO A TRIAL BY JURY WAS FREELY NEGOTIATED BY LANDLORD AND TENANT WITH AND UPON THE ADVICE OF COMPETENT COUNSEL. THIS WAIVER IS A MATERIAL INDUCEMENT FOR LANDLORD TO ENTER AND ACCEPT THIS LEASE.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Lease the day and year first above written.

LANDLORD:	TENANT:
SRC Spencer, LLC, a Nevada limited liability company By: /s/ Steven R. Campbell Steven R. Campbell, its managing member	GALAXY GAMING, INC., a Nevada corporation By: _______________________ _______________________ [Print Name and Title]

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EXHIBIT “A”

LEGAL DESCRIPTION OF PREMISES

Parcel 1:

A portion of Lot 1 of the Merger and Resubdivision of Spencer Airport Plaza III as shown by map in Book 116, Page 81 of Plats, Official Records, situate in the Northwest Quarter (NW¼) of Section 2, township 22 South, Range 61 East, M.D.M., Clark County, Nevada, more particularly described as follows:

Beginning at the most Northwesterly corner of Spencer Airport Plaza III as shown by map thereof; thence South 89°22’11” East, along the Northerly line thereof, 251.35 feet to a boundary line angle point as shown on said map of Spencer Airport Plaza III; thence North 00°20’47” West, along the Westerly line thereof, 15.07 feet; thence North 89°30’43” East, departing said Westerly line, 181.54 feet; thence South 00°29’17” East, 115.96 feet to a point on the Southerly line as shown on said map of Spencer Airport Plaza III; thence North 89°22’11” West, 432.97 feet to a point on the Westerly line as shown on said map of Spencer Airport Plaza III; thence North 00°29’17” West, along the Westerly line thereof, 97.34 feet to the point of beginning.

Parcel 2:

Together with a non-exclusive easement for vehicular and pedestrian ingress and egress over upon and across areas designated as private drive on the Plan as set forth in the Declaration of Covenants, Conditions and Restrictions recorded June 13, 2003 in Book 20030613 as Document No. 01699 and by First Amendment to the Declaration of Covenants, Conditions and Restrictions recorded November 1, 2004 in Book 20041101 as Document no. 01633 of Official Records of Clark County, Nevada.

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EXHIBIT “B”

SAMPLE FORM OF ESTOPPEL CERTIFICATE

The undersigned, SRC Spencer, LLC (“Landlord”), with a mailing address c/o 7912 West Sahara, Las Vegas, NV 89117; Steven R. Campbell; and _____________ (“Tenant”), hereby certify to ___________________________, a _________________ as follows:

1.                   Attached hereto is a true, correct and complete copy of that certain lease dated February __, 2014 between Landlord and Tenant (the “Lease”), which demises premises located at 6767 Spencer Street, Las Vegas, Nevada 89119. The Lease is now in full force and effect and has not been amended, modified or supplemented, except as set forth in paragraph 4 below.

2.                   The term of the Lease commenced on _______________, 20__.

3.                   The term of the Lease shall expire on _______________, 20__.

4.                   The Lease has: (Initial one)

( ) not been amended, modified, supplemented, extended, renewed or assigned.

( ) been amended, modified, supplemented, extended, renewed or assigned by the following described agreements, copies of which are attached hereto: __________________
_____________________________________________________________________________.

5.                   Tenant has accepted and is now in possession of said premises.

6.                   Tenant and Landlord acknowledge that the Lease will be assigned to _________________________ and no modification, adjustment, revision or cancellation of the lease or amendments thereto shall be effective unless written consent by ___________________ is obtained; and that until further notice, payments under the Lease may continue as heretofore.

7.                   The amount of fixed monthly rent is _______________ Dollars ($___________).

8.                   The amount of security deposits (if any) is ____________ Dollars ($_________). No other security deposits have been made.

9.                   Tenant is paying the full lease rental, which has been paid in full as of the date hereof. No rent under the Lease has been more than thirty (30) days in advance of its due date.

10.                All work required to be performed by Landlord under the Lease has been completed.

11.                There are no defaults on the part of the Landlord or Tenant under the Lease.

12.                Tenant has no defense as to its obligations under the Lease and claims no set-off or counterclaim against Landlord.

13.                Tenant has no right to any concession (rental or otherwise) or similar compensation in connection with renting the space it occupies except as provided in the Lease.

All provisions of the Lease and amendments thereto (if any) referred to above are hereby ratified.

The foregoing certification is made with the knowledge that _______________________ is about to fund a loan to Landlord or purchase the demised premises from Landlord, and that ___________________ is relying upon the representations herein made in connection with such transaction.

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DATED: __________________, 20__.

LANDLORD:	TENANT:
SRC Spencer, LLC, a Nevada limited liability company By: __________________________________ Steven R. Campbell, its managing member	GALAXY GAMING, INC., a Nevada corporation By: _______________________ _______________________ [Print Name and Title]

.

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EXHIBIT “C”

FORM OF DISBURSEMENT AGREEMENT

(attached hereto)

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